1st Quarter 2019 Earnings Release Presentation May 2, 2019

Available Information On May 2, 2019, Consolidated Edison, Inc. issued a press release reporting its first quarter 2019 earnings and filed with the Securities and Exchange Commission the company’s first quarter 2019 Form 10-Q. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-Q. Copies of the earnings press release and the Form 10-Q are available at: www.conedison.com. (Select "For Investors" and then select "Press Releases" and “SEC Filings,” respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as "forecasts," "expects," "estimates," "anticipates," "intends," "believes," "plans," "will" and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and speak only as of that time. Actual results or developments may differ materially from those included in the forward-looking statements because of various factors such as those identified in reports the company has filed with the Securities and Exchange Commission, including that the company's subsidiaries are extensively regulated and are subject to penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the intentional misconduct of employees or contractors could adversely affect it; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations; a disruption in the wholesale energy markets or failure by an energy supplier or customer could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; its ability to pay dividends or interest depends on dividends from its subsidiaries; it requires access to capital markets to satisfy funding requirements; changes to tax laws could adversely affect it; its strategies may not be effective to address changes in the external business environment; and it also faces other risks that are beyond its control. Con Edison assumes no obligation to update forward-looking statements. Non-GAAP Financial Measure This presentation also contains a financial measure, adjusted earnings, that is not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). This non-GAAP financial measure should not be considered as an alternative to net income for common stock, which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings excludes from net income for common stock certain items that the company does not consider indicative of its ongoing financial performance. Management uses this non-GAAP financial measure to facilitate the analysis of the company's financial performance as compared to its internal budgets and previous financial results. Management also uses this non-GAAP financial measure to communicate to investors and others the company's expectations regarding its future earnings and dividends on its common stock. Management believes that this non-GAAP financial measure is also useful and meaningful to investors to facilitate their analysis of the company's financial performance. For more information, contact: Jan Childress, Director, Investor Relations Olivia M. Webb, Manager, Investor Relations Tel.: 212-460-6611, Email: childressj@coned.com Tel.: 212-460-3431, Email: webbo@coned.com www.conEdison.com 2

Table of Contents Page Organizational Structure and Plan 4-5 Dividend and Earnings Announcements 6 1Q 2019 Earnings 7-10 1Q 2019 Developments 11-12 CECONY Electric & Gas Rate Filings 13-16 Clean Energy Businesses – PG&E Related Projects 17 Utility Rate Adjustments for Tax Cuts and Jobs Act of 2017 (TCJA) 18-19 Five-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP) 20 CECONY Operations and Maintenance Expenses 21 Composition of Regulatory Rate Base 22 Average Rate Base Balances 23 Regulated Utility Rates of Return and Equity Ratio 24 Earnings Adjustment Mechanisms and Positive Incentives 25 Capital Expenditures and Utility Capital Expenditures 26-27 2019 Financing Plan and Activity 28 Capital Structure and Commercial Paper and Letters of Credit 29-30 Utility Sales and Revenues 31-34 1Q 2019 Summary Segmented Financial Statements 35-37 List of Notes to 2019 First Quarter Form 10-Q Financial Statements 38 3

Organizational Structure

Market Cap[a]:	**$27.7 billion**
Ratings[b]:	Baa1 / BBB+ / BBB+
Outlook[b]:	Stable / Stable / Stable



Utilities
Transmission
Clean Energy
Consolidated Edison Company of New York, Inc. (CECONY)
Orange and Rockland Utilities, Inc. (O&R)
Rockland Electric Company (RECO)
Con Edison Transmission, Inc. (Con Edison Transmission or CET)
Con Edison Gas Pipeline and Storage, LLC (CET Gas)
Consolidated Edison Transmission, LLC (CET Electric)
Mountain Valley Pipeline, LLC
12.5%
Stagecoach Gas Services, LLC
50%
New York Transco LLC
45.7%
Con Edison Clean Energy Businesses, Inc. (Clean Energy Businesses or CEBs)
Consolidated Edison Development, Inc. (Con Edison Development or CED)
Consolidated Edison Energy, Inc. (Con Edison Energy or CEE)
Consolidated Edison Solutions, Inc. (Con Edison Solution or CES)

a. As of March 31, 2019.
b. Senior unsecured ratings and outlook shown in order of Moody's / S&P / Fitch. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

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The Con Edison Plan Customer Focused Strategic Value Oriented Provide safe and Strengthen core utility Provide steady, reliable service delivery business predictable earnings Enhance the Pursue additional Maintain balance customer experience regulated growth sheet opportunities to add stability value in the evolving industry Achieve operational Grow existing clean Pay attractive, excellence and cost energy businesses growing dividends optimization and pursue additional clean energy growth opportunities consistent with our risk appetite CECONY has long-range plans to achieve its strategic priorities of public and employee safety, operational excellence, and an enhanced customer experience. The company’s 20-year plans for its electric and gas business are designed to help the company navigate today’s challenges while preparing for changes in the energy landscape. The plans are available on our website at the following links: https://www.coned.com/-/media/files/coned/documents/our-energy-future/our-energy-projects/electric-long-range-plan.pdf https://www.coned.com/-/media/files/coned/documents/our-energy-future/our-energy-projects/gas-long-range-plan.pdf 5

Dividend and Earnings Announcements • On April 18, 2019, the company issued a press release reporting that the company had declared a quarterly dividend of 74 cents a share on its common stock. • On May 2, 2019, the company issued a press release in which it confirmed its previous forecast of adjusted earnings per share for the year 2019 to be in the range of $4.25 to $4.45 a share(a). 1Q 2019 vs. 1Q 2018 $1.38 $1.39 $1.38 $1.31 2019 2018 2019 2018 Reported EPS (GAAP) Adjusted EPS (Non-GAAP) a. Adjusted earnings per share exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments in certain of the Clean Energy Businesses' renewable electric production projects (approximately $(0.20) a share). Adjusted earnings per share also exclude the Clean Energy Businesses' net mark-to-market effects, the amount of which will not be determinable until year end. 6

1Q 2019 Earnings Net Income for Earnings per Share Common Stock ($ in Millions) 2019 2018 2019 2018 Reported Net Income for Common Stock and EPS – GAAP basis $1.31 $1.38 $424 $428 HLBV effects of the Clean Energy Businesses (pre-tax) 0.07 — 21 — Income taxes (a) (0.02) — (5) — HLBV effects of the Clean Energy Businesses (net of tax) 0.05 — 16 — Net mark-to-market effects of the Clean Energy Businesses (pre-tax) 0.04 — 11 — Income taxes (b) (0.01) — (3) — Net mark-to-market effects of the Clean Energy Businesses (net of tax) 0.03 — 8 — Adjusted Earnings and Adjusted EPS – non-GAAP basis $1.39 $1.38 $448 $428 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the three months ended March 31, 2019. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 27% for the three months ended March 31, 2019. 7

Walk from 1Q 2018 EPS to 1Q 2019 EPS Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) $0.03 $0.03 $1.38 $0.02 $1.38 $0.02 $0.01 $0.01 $1.39 $0.01 $1.31 $0.01 $(0.06) $(0.14) (a) (a) 1Q 2018 CECONY O&R CEBs CET Other 1Q 2019 1Q 2018 CECONY O&R CEBs CET Other 1Q 2019 Reported Reported Adjusted Adjusted EPS EPS EPS EPS a. Includes parent company and consolidation adjustments. 8

1Q 2019 vs. 1Q 2018 EPS Variances – Three Months Ended Variation CECONY(a) Changes in rate plans $0.25 Reflects higher electric and gas net base revenues of $0.14 a share and $0.10 a share, respectively, and growth in the number of gas customers of $0.01 a share, due primarily to electric and gas base rates increases in January 2019 under the company's rate plans. Weather impact on steam revenues (0.02) Steam revenues were $(0.01) a share lower in the 2019 period due to the estimated impact of warmer than normal winter weather. Operations and maintenance expenses (0.07) Reflects higher cost for stock-based compensation of $(0.04) a share and pension and other postretirement benefits of $(0.04) a share, offset, in part, by lower storm-related costs of $0.02 a share. Depreciation, property taxes and other tax (0.14) Reflects higher property taxes of $(0.07) a share and higher depreciation and amortization expense of $(0.06) matters a share, and lower New York State sales and use tax refunds of $(0.02) a share. Total CECONY $ 0.02 O&R(a) Operations and maintenance expenses 0.03 Reflects primarily lower storm-related costs of $0.02 a share and lower pension costs of $0.01 a share. Total O&R $ 0.03 Clean Energy Businesses Operating revenues less energy costs (0.05) Reflects primarily lower engineering, procurement and construction services revenues of $(0.21) a share, offset, in part, by higher renewable electric production projects revenues of $0.15 a share and higher wholesale revenues of $0.02 a share. Operations and maintenance expenses 0.15 Reflects primarily lower engineering, procurement and construction costs. Reflects an increase in renewable electric production projects due to the December 2018 acquisition of Depreciation and amortization (0.09) Sempra Solar Holdings, LLC. Net interest expense (0.08) Reflects primarily an increase in debt due to the December 2018 acquisition of Sempra Solar Holdings, LLC. HLBV effects (0.05) Other (0.02) Total CEBs $ (0.14) Con Edison Transmission Total CET $ 0.01 Reflects income from equity investments. Other Parent company and consolidation $ 0.01 Reflects lower state income taxes. adjustments Reported EPS (GAAP) $ (0.07) HLBV effects of the Clean Energy Businesses 0.05 Net mark-to-market effects of the Clean Energy Businesses 0.03 Adjusted EPS (non-GAAP) $ 0.01 a. Under the revenue decoupling mechanisms in the utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations. 9

1Q 2019 vs. 1Q 2018 EPS Reconciliation by Company Three Months Ended March 31, 2019 CECONY O&R CEBs CET Other(c) Total Reported EPS – GAAP basis $1.28 $0.10 $(0.12) $0.04 $0.01 $1.31 HLBV effects of the Clean Energy Businesses (pre-tax) — — 0.07 — — 0.07 Income taxes (a) — — (0.02) — — (0.02) HLBV effects of the Clean Energy Businesses (net of tax) — — 0.05 — — 0.05 Net mark-to-market losses (pre-tax) — — 0.04 — — 0.04 Income taxes (b) — — (0.01) — — (0.01) Net mark-to-market losses (net of tax) — — 0.03 — — 0.03 Adjusted EPS – Non-GAAP basis $1.28 $0.10 $(0.04) $0.04 $0.01 $1.39 Three Months Ended March 31, 2018 CECONY O&R CEBs CET Other(c) Total Reported EPS – GAAP basis $1.26 $0.07 $0.02 $0.03 $— $1.38 Adjusted EPS – Non-GAAP basis $1.26 $0.07 $0.02 $0.03 $— $1.38 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the three months ended March 31, 2019. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 27% for the three months ended March 31, 2019. c. Includes parent company and consolidation adjustments. 10

1Q 2019 Developments(a) CECONY & O&R • In April 2019, CECONY preliminarily updated its January 2019 request to the New York State Public Service Commission (NYSPSC) for electric and gas rate increases effective January 2020. For electric, the company decreased its requested January 2020 rate increase by $12 million to $473 million, increased its illustrated January 2021 rate increase by $7 million to $359 million and decreased its illustrated January 2022 rate increase by $14 million to $249 million. For gas, the company decreased its requested January 2020 rate increase by $9 million to $201 million, decreased its illustrated January 2021 rate increase by $14 million to $124 million and decreased its illustrated January 2022 rate increase by $1 million to $154 million. (page 22) • In March 2019, the NYSPSC approved the November 2018 joint proposal for new O&R electric and gas rates. The joint proposal provides for electric rate increases of $13.4 million, $8.0 million and $5.8 million, effective January 1, 2019, 2020 and 2021, respectively. The joint proposal provides for a gas rate decrease of $7.5 million, effective January 1, 2019, and gas rate increases of $3.6 million and $0.7 million, effective January 1, 2020 and 2021. (page 22) • In March 2019, the NYSPSC ordered CECONY to show cause why the NYSPSC should not commence a penalty action and prudence proceeding against CECONY for alleged violations of gas operator qualification, performance, and inspection requirements. The company is seeking to resolve this matter through settlement negotiations with the NYSPSC staff. Any settlement would be subject to NYSPSC approval. The company is unable to estimate the amount or range of its possible loss related to this matter. At March 31, 2019, the company had not accrued a liability related to this matter. (page 24) a. Page references to 1Q 2019 Form 10-Q. 11

1Q 2019 Developments (cont'd)(a) Clean Energy Businesses • The Clean Energy Businesses have 2,608 MW (AC) of utility-scale renewable energy production projects in service and 48 MW (AC) of behind-the-meter renewable energy production projects in service (46 MW) or in construction (2 MW). (page 61) • 1,043 million of kWh of electricity was generated from solar projects and 307 million of kWh generated from wind projects for the quarter ending March 31, 2019. (page 62) of C • In January 2019, Pacific Gas and Electric Company (PG&E) filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The output of Con Edison Development renewable electric production projects with an aggregate of 680 MW (AC) of generating capacity (PG&E Projects) is sold to PG&E under long-term power purchase agreements (PG&E PPAs). At March 31, 2019, Con Edison’s consolidated balance sheet included $859 million of net non-utility plant relating to the PG&E Projects, $1,108 million of intangible assets relating to the PG&E PPAs, $289 million of net non-utility plant of additional projects that secure the related project debt and $1,041 million of non-recourse related project debt. The PG&E bankruptcy is an event of default under the PG&E PPAs. Pursuant to the related project debt agreements, distributions from the related projects to Con Edison Development have been suspended. Unless the lenders for the related project debt otherwise agree, the lenders may, upon written notice, declare principal and interest on the related project debt to be due and payable immediately and, if such amounts are not timely paid, foreclose on the related projects. During the first quarter of 2019, Con Edison reclassified on its consolidated balance sheet the PG&E-related project debt that was included in long-term debt to long-term debt due within one year. At March 31, 2019, long-term debt due within one year included $1,041 million of PG&E-related project debt. (pages 21, 26 and 62) Con Edison Transmission • In April 2019, the New York Independent System Operator (NYISO) selected a transmission project that was jointly proposed by National Grid and NY Transco ($600 million estimated cost, excluding certain interconnection costs that are not yet determined) that would increase transmission capacity by 1,850 MW between upstate and downstate when combined with the selected project to be developed by another developer for the other segment. The siting, construction and operation of the projects will require approvals and permits from appropriate governmental agencies and authorities, including the NYSPSC. The NYISO indicated it will work with the developers to enter into agreements for the development and operation of the projects, including a schedule for entry into service by December 2023. (page 62) a. Page references to 1Q 2019 Form 10-Q. 12

CECONY Electric & Gas Rate Filings(a)(b) Electric case number 19-E-0065 Gas case number 19-G-0066 Electric Gas (c) Capital (c) Capital ($ millions) Rate Change Rate Base Expenditure Rate Change Rate Base Expenditure 2020 $473 $21,907 $2,330 $201 $7,118 $1,088 2021 359 23,239 2,487 124 7,866 1,077 2022 249 24,477 2,374 154 8,625 1,032 Proposed Rate of Return and Equity Ratio Return on equity………….……………...9.75% Equity ratio………….………………………50%   Test Year Historic test year: Twelve months ended September 30, 2018 Rate year: January 1, 2020 – December 31, 2020 New rates proposed to be effective January 1, 2020 a. 2020 amounts were proposed. CECONY provided 2021 and 2022 amounts in rate filing for illustration and to facilitate settlement discussions. b. In April 2019, CECONY preliminarily updated its January 2019 request to the NYSPSC for electric and gas rate increases effective January 2020. See page 11. c. Average rate base. 13

CECONY Electric & Gas Rate Filings (cont'd) Key Drivers of Proposed 2020 Electric Rate Increase 1,200 $76 $28 1,000 800 $225 ) s $(570) n o i l l i $128 600 M n $16 i $160 $ ( 400 $166 $473 200 $244 0 New Financing Property and Sales Amortization of Operating Depreciation Income Other (net) Total infrastructure costs other taxes revenue deferred credits expenses changes Taxes investment change and costs 14

CECONY Electric & Gas Rate Filings (cont'd) Key Drivers of Proposed 2020 Gas Rate Increase 500 400 $6 ) $56 s n 300 o i l $(160) l i $64 M $(34) $61 $6 n i $ 200 ( $53 100 $201 $149 0 New Financing Property and Sales Amortization of Operating Depreciation Income Other (net) Total infrastructure costs other taxes revenue deferred credits expenses changes Taxes investment change and costs 15

CECONY Electric & Gas Rate Filings (cont'd) Electric case number 19-E-0065 Gas case number 19-G-0066 Other Major Provisions Proposed • True up of costs of pension and OPEBs, variable rate debt, environmental remediation, and storms (electric). • Requesting full reconciliation of property taxes and municipal infrastructure support costs. • Continuing the revenue decoupling mechanism for electric and gas service, except proposing to change the gas RDM from a revenue per customer methodology to a revenue per class methodology. • Continuing provision for recovery of cost of purchased power, gas, and fuel. • Continuation of earnings opportunities from Earnings Adjustment Mechanisms (EAM) for meeting energy efficiency goals. The proposed EAM earnings opportunities are at 100 and 70 basis points annually for electric and gas, respectively. • Requested rate increase was mitigated, in part, by the Tax Cut and Jobs Act of 2017, including reduced tax rate, and amortization of excess deferred income taxes and 2018 tax savings. 16

Clean Energy Businesses – PG&E Related Projects

PPA Counterparties (MW)


PG&E
26%
Other
74%

Total Generating Capacity: 2,608 MW

- **2019 forecast of adjusted earnings (Non-GAAP) of $25-35 million from PG&E-related projects [5]**
- **Average annual O&M for PG&E-related projects: $40-$60/kW [6]**
- **Average annual capacity factor for PG&E-related projects: 30-35%**

Portfolio / Project	MW	Offtaker	State	Power Purchase Agreement (PPA) Term	PPA Commercial Operation Date (COD)	$/MWh 2018 [2]	$/MWh Vintage Proxy [3]	Project Debt 3/31/2019 ($ millions)	Interest Rate (%)	Debt Maturity [4]
California Solar	**110**							**$190**	**4.78**	**2037**
Alpaugh 50	50	PG&E	CA	25	2013	$166	-			
Alpaugh North	20	PG&E	CA	25	2013	159	-			
CED White River Solar	20	PG&E	CA	25	2013	153	-			
CED Corcoran Solar	20	PG&E	CA	25	2013	-	$150-165			
California Solar 2	**80**							**103**	**3.94**	**2036**
CED White River Solar 2	20	PG&E	CA	20	2014	97	-			
CED Corcoran Solar 3	20	PG&E	CA	20	2016	-	54			
Non-PG&E Offtaker [1]	40	SCE	CA	20	2015	-	70-90			
California Solar 3	**110**							**89**	**4.07**	**2036**
CED Avenal Solar	15	PG&E	CA	20	2017	-	57			
CED Oro Loma Solar	20	PG&E	CA	20	2017	-	57			
Non-PG&E Offtaker [1]	75	SCE	CA	20	2016	54	-			
Copper Mountain Solar 1	**58**	PG&E	NV	20	2008 / 2010	164	-	**70**	**Variable**	**2028**
Copper Mountain Solar 2	**150**	PG&E	NV	25	2015	105	-	**230**	**Variable**	**2023**
Coram Wind	**102**	PG&E	CA	20	2012	117	-	**159**	**Variable - 4.52**	**2024-2032**
Great Valley Solar	**200**							**Tax Equity**		
Great Valley Solar 4	20	PG&E	CA	17	2017	-	70			
Great Valley Solar 1	100	MCE	CA	15	2018	35	-			
Great Valley Solar 2	60	SMUD	CA	20	2017	44	-			
Great Valley Solar 3	20	SCE	CA	20	2017	70	-			
Mesquite Solar 1	**165**	PG&E	AZ	20	2012	143	-	**200**	**2.24 - 3.03**	**2031**
Total PG&E Related MW	**680**									
Total Project Debt								**$1,041**		

PG&E Related Project

(1) California Solar 2 non-PG&E offtaker projects include Atwell Island West and Corcoran 2. California Solar 3 non-PG&E offtaker projects include Ducor 1-4.
(2) Based on FERC Electric Quarterly Reports (EQR) for Q1-Q4 2018, inclusive of energy imbalance sales. For California Solar 3 non-PG&E offtaker projects, price represents Ducor 1-3, as Ducor 4 does not file EQRs.
(3) For projects that do not file FERC EQRs, estimated $/MWh power purchase price based on Con Edison projects with similar COD, offtaker characteristics and size.
(4) Project debt amortizes over the life of the PPA.
(5) Adjusted earnings from PG&E-related projects exclude approximately $3 million reduction in net income for common stock (GAAP) allocable to Great Valley Solar 4 resulting from hypothetical liquidation at book value (HLBV) accounting for tax equity investments.
(6) Average annual O&M includes land leases, insurance, property taxes, and all other fixed costs to operate projects.

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Utility Rate Adjustments for Tax Cuts and Jobs Act of 2017 (TCJA)(a) New York State Public Service Commission Order in Case 17-M-0815 – Proceeding on Motion of the Commission on Changes in Law that May Affect Rates (August 9, 2018) CECONY Electric • Customer credit started on January 1, 2019 and include: – annual ongoing tax savings of $259 million • 2018 tax savings ($311 million) and protected and unprotected portions of net regulatory liability for excess deferred income taxes ($1,679 million and $810 million, respectively) will be addressed in the rate case the company initiated in January 2019 (Case 19- E-0065) CECONY Gas • Customer credit of $113 million started on January 1, 2019 and includes: – annual ongoing tax savings of $74 million – pass back of 2018 tax savings ($90 million) over a three-year period – $30 million annually – pass back of protected and unprotected portions of net regulatory liability for excess deferred income taxes ($693 million and $111 million, respectively) over the life of the assets – $9 million annually (amortization period for unprotected deferred tax balance will be reviewed in the rate case the company initiated in January 2019) (Case 19-G-0066) CECONY Steam • Customer credit of $25 million started on October 1, 2018 and includes: – annual ongoing tax savings of $14 million – pass back of January – September 2018 tax savings ($15 million) over a three-year period – $5 million annually – pass back of protected and unprotected portions of net regulatory liability for excess deferred income taxes ($169 million and $16 million, respectively) over the life of the assets – $6 million annually (amortization period for unprotected balance will be reviewed in the next rate case filing) a. See Note B – Regulatory Matters/Other Regulatory Matters on pages 22 – 24 and Note J – Income Taxes on pages 32 – 33 in the 1Q 2019 Form 10-Q. 18

Utility Rate Adjustments for Tax Cuts and Jobs Act of 2017 (TCJA) (cont'd)(a) O&R Electric and Gas • O&R, pursuant to the November 2018 joint proposal (Case 18-E-0067; 18-G-0068), is reflecting its TCJA net benefits as follows: – annual ongoing savings of $18 million      – pass back of 2018 savings ($22 million) over a three-year period – $7 million annually – pass back of protected portion of net regulatory liability for excess deferred income taxes ($122 million) over remaining lives of the related assets and the unprotected portion ($30 million) over a fifteen-year period - $4 million annually Rockland Electric Company (RECO) • NJBPU Docket No. AX1801001 – In the Matter of the Board’s Consideration of the 2017 Tax Cuts and Jobs Act – $2.9 million rate decrease started on April 1, 2018 – customers were paid $1 million in July 2018 for January to March 2018 tax savings – pass back of protected portion of net regulatory liability for excess deferred income taxes ($14 million) over remaining lives of the related assets and the unprotected portion ($10 million) over a three-year period – $3 million annually • FERC Docket No. EL18-111-000 – In November 2018, the Federal Energy Regulatory Commission (FERC) issued an order directing RECO to refund $0.6 million to its transmission customers and reducing its annual transmission revenue requirement by an immaterial amount to reflect the TCJA. a. See Note B – Regulatory Matters/Other Regulatory Matters on pages 22 – 24 and Note J – Income Taxes on pages 32 – 33 in the 1Q 2019 Form 10-Q. 19

Five-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP)

12 Months Ending December 31,

	2015	2016	2017	2018[d]	2019[a][d]
Reported EPS – GAAP basis	**$4.07**	**$4.15**	**$4.97**	**$4.43**	**$4.37**
Income tax effect of the TCJA	**—**	**—**	**(0.85)**	**0.14**	**0.14**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	—	—	0.07
Income taxes (c)	—	—	—	—	(0.02)
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**—**	**—**	**0.05**
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (pre-tax) (b)	—	—	—	(0.36)	(0.36)
Income taxes (c)	—	—	—	0.10	0.10
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (net of tax)	**—**	**—**	**—**	**(0.26)**	**(0.26)**
Gain on sale of the CEBs' retail electric supply business (pre-tax)	—	(0.32)	—	—	—
Income taxes (c)	—	0.13	—	—	—
Gain on sale of the CEBs' retail electric supply business (net of tax)		**(0.19)**		**—**	**—**
Goodwill impairment related to the CEBs' energy service business (pre-tax)	—	0.07	—	—	—
Income taxes (c)	—	(0.03)	—	—	—
Goodwill impairment related to the CEBs' energy service business (net of tax)		**0.04**		**—**	**—**
Impairment of assets held for sale (pre-tax)	0.02	—	—	—	—
Income taxes (c)	(0.01)	—	—	—	—
Impairment of assets held for sale (net of tax)	**0.01**			**—**	**—**
Net mark-to-market effects of the CEBs (pre-tax)	—	(0.02)	—	0.03	0.06
Income taxes (c)	—	0.01	—	(0.01)	(0.01)
Net mark-to-market effects of the CEBs (net of tax)	**—**	**(0.01)**	**—**	**0.02**	**0.05**
Adjusted EPS – Non-GAAP basis	**$4.08**	**$3.99**	**$4.12**	**$4.33**	**$4.35**

a. Represents 12-month trailing EPS ending March 31, 2019.
b. Gain recognized with respect to jointly owned renewable electric production projects on completion of the acquisition.
c. The amount of income taxes was calculated using applicable combined federal and state income tax rates for the twelve months ended March 31, 2019 and the years 2015 – 2018.
d. Federal income tax rate lowered to 21% from 35% upon enactment of the TCJA on December 22, 2017.

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CECONY Operations and Maintenance Expenses ($ in millions) Departmental Other Expenses(a) $1,563 $1,528 $1,553 $1,464 $1,477 $1,489 $1,417 $1,384 $354 $344 Other $1,140 $1,086 $352 $519 $998 $1,002 Regulatory $550 $285 Fees and $294 $321 $76 YTD Assessments (b) $469 $470 Health Care/ $476 $444 Other Employee $149 $114 YTD Benefits $159 $467 Pension/ $364 $184 OPEBs $160 $38 YTD $398 YTD $170 $166 $159 $147 $33 YTD $58 $71 2014 2015 2016 2017 2018 2019E 2014 2015 2016 (c) 2017 (c) 2018 (c) 2019E (c) a. Other Expenses generally are either reconciled through amounts reflected in rates, or represent surcharges that are recovered in revenues from customers. b. Includes Demand Side Management, System Benefit Charges and Public Service Law 18A assessments which are collected in revenues. c. Excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. See page 26-27 of the 1Q 2019 Form 10-Q. 21

Composition of Regulatory Rate Base(a) (as of March 31, 2019) CECONY ($ in millions) Electric NY $20,441 Gas NY 5,799 Steam NY 1,432 Total CECONY $27,672 O&R ($ in millions) O&R Electric NY $811 O&R Gas NY 439 RECO NJ 233 Total O&R $1,483 CECONY CECONY Gas CECONY O&R RECO Total Rate Base $29,155 Electric Steam a. Average rate base for 12 months ended March 31, 2019. . 22

Average Rate Base Balances ($ in millions) 3-year CAGR 6.4% $34,312 $32,391 $1,740 $29,779 $1,660 $32,572 $28,515 $1,582 $30,731 $26,014 $1,458 $25,014 $28,197 $23,795 $24,522 $1,376 $27,057 O&R $1,304 $1,357 $24,638 $1,297 $23,710 $22,498 $23,165 CECONY Actual Forecast(a) 2014 2015 2016 2017 2018 2019E 2020E 2021E Electric $ 17,403 $ 17,599 $ 17,971 $ 18,513 $ 20,057 $ 20,546 $ 22,365 $ 23,478 CECONY Gas 3,593 4,023 4,267 4,723 5,581 6,239 6,954 7,682 Steam 1,502 1,543 1,472 1,402 1,419 1,412 1,412 1,412 Electric 726 769 731 759 806 878 906 948 O&R Gas 372 386 362 392 426 454 476 498 RECO Electric 199 202 211 225 226 250 278 294 a. Reflects changes to rate base resulting from the enactment of the TCJA that will affect the utilities’ net income when these changes are reflected in the utilities’ next rate plans (assumed to be 2020 for CECONY; 2019 for O&R and RECO). The forecast for 2020 and 2021 reflects estimated increases in average rate base due to decreased deferred taxes resulting from the end of bonus deprecation for utilities and changes for the amortization of certain plant related excess deferred income taxes proposed under CECONY’s current rate case proceedings. 23

Regulated Utility Rates of Return and Equity Ratio (12 Months ended March 31, 2019) Regulated Basis Allowed Actual CECONY Electric 9.0% 9.4% Gas 9.0 9.2 Steam 9.3 10.9 Overall – CECONY 9.0(a) 9.4 CECONY Equity Ratio 48.0% 47.1% O&R Electric 9.0% 9.5% Gas 9.0 8.4 RECO 9.6 8.0 Overall – O&R 9.1(a) 8.9 O&R Equity Ratio 48.0% 48.4% a. Weighted by rate base. 24

Earnings Adjustment Mechanisms and Positive Incentives Earnings Adjustment Mechanisms 70 $59 60 50 $42 40 30 $25 ($ in millions) 20 $11 10 $0 $0 0 2018 2019 2020 (d) Min Max Achieved / Projected Positive Incentives(a) (b) 20 $18 18 16 14 $15 $12 12 10 $8 $8 $10 8 $8 $7 ($ in millions) 6 4 $4 2 (c) 2018 2019 2020 Min Max Achieved / Projected a. In 2017 and 2018, CECONY achieved positive incentives of $12 million and $11 million, respectively, one third of which, pursuant to the accounting rules for alternative revenue recognition of the collection of such incentives under the rate plans (GAAP), will be recorded ratably from 2018 to 2020 and also reflected in the positive incentives projected, minimum and maximum amounts for the related period. b. Pursuant to GAAP, two thirds and one third of the positive incentives achieved in 2019, if any, will be recorded in 2019 and 2020, respectively, and also reflected in the positive incentives projected and maximum amounts for the related period. c. Does not reflect negative earnings adjustments of $5 million and $4 million that CECONY recorded in 2017 and 2018, respectively. d. CECONY's current electric and gas rate plans will expire as of December 31, 2019. 25

Capital Expenditures ($ in millions) (a) $5,235 $5,249 $248 $1,078 $4,268 (b) $4,174 $1,791 $400 $400 $3,606 $3,627 $3,418 $66 $1,235 $200 $447 $200 $823 $2,721 $447 $3,774 $3,868 $3,093 $3,210 $3,227 $2,922 $2,595 $2,274 2014 2015 2016 2017 2018 2019E 2020E 2021E Actual Forecast(c) CECONY & O&R Clean Energy Businesses Con Edison Transmission a. 2016 includes Stagecoach JV investment of $974 million. b. 2018 includes Con Edison Development subsidiary’s purchase of Sempra Solar Holdings, LLC. c. 2018 Form 10-K, page 33. 26

Utility Capital Expenditures ($ in millions) $3,774 $3,868 Steam $3,227 $3,093 $3,210 $2,922 Gas $2,595 $2,274 Electric Depreciation 2014 2015 2016 2017 2018 2019E 2020E 2021E Actual Forecast(a) Annual CECONY Capital Expenditures Annual O&R Capital Expenditures Electric Gas Steam Depreciation Electric Gas Depreciation 2014 1,500 549 83 991 105 37 61 2015 1,658 671 106 1,040 114 46 68 2016 1,819 811 126 1,106 114 52 67 2017 1,905 909 90 1,195 128 61 71 2018 1,861 1,050 94 1,276 138 67 77 2019E 1,871 1,049 96 1,380 155 56 84 2020E 2,347 1,113 89 1,500 169 56 89 2021E 2,489 1,100 82 1,604 145 52 91 a. 2018 Form 10-K, page 33. 27

2019 Financing Plan and Activity • Capital expenditures of $3,627 million (CECONY: $3,016 million, O&R: $211 million, the CEBs: $200 million, CET: $200 million) • Issue between $1.6 billion and $2.2 billion of long-term debt, mostly at the utilities • Issue additional debt secured by the CEBs' renewable electric production projects • Issue up to $500 million of common equity in addition to equity issued through dividend reinvestment, employee stock purchase and long-term incentive plans Financing Activity to Date • In February, CEI borrowed $825 million under a new two-year term loan facility and prepaid in full an $825 million term loan that was due in June 2019 • In March, CEI issued approximately 5.6 million common shares for $425 million upon physical settlement of the remaining portion of the November 2018 equity forward transaction Debt Maturities ($ in millions) 2019 2020 2021 2022 2023 Con Edison, Inc. [parent company] $3 $403 $1,328 $293 $— CECONY 475(a) 350 640 — — O&R 62 — — — — (b) CEBs 111 114 117 120 293 Total $651 $867 $2,085 $413 $293 a. $475 million of 6.65 percent 10-year debentures matured on April 1, 2019 b. $11 million of CEB debt was paid during the three months ended March 31, 2019 28

Capital Structure – March 31, 2019 ($ in millions) Consolidated Edison, Inc. Baa1 / BBB+ / BBB+ Debt $ 18,962 52% Equity 17,501 48 Total $ 36,463 100% CECONY O&R Parent and Other A3 / A- / A- Baa1 / A- / A- Debt $ 14,153 52% Debt $ 756 51% Debt $ 4,053 54% Equity 13,319 48 Equity 735 49 Equity 3,447 46 Total $ 27,472 100% Total $ 1,491 100% Total $ 7,500 100% Amounts shown exclude notes payable and include the current portion of long-term debt. Senior unsecured credit ratings shown in order of Moody’s / S&P / Fitch. All ratings have stable outlooks. 29

Commercial Paper and Letters of Credit ($ in millions) 30

Utility Sales and Revenues – First Quarter The changes in the energy delivered by the company’s utility subsidiaries, both for actual amounts and as adjusted for variations in weather and billing days, for the three months ended March 31, 2019 (expressed as a percentage of 2018 amounts): First Quarter Variation 2019 vs. 2018 Actual Adjusted CECONY Electric (3.1) (2.8) Firm – Gas 0.7 2.2 Steam (4.9) (3.5) O&R Electric 0.2 (2.3) Firm – Gas 4.3 0.7 31

Utility Sales and Revenues – Electric First Quarter ($ in millions) Electric – 1st Quarter Millions of Kilowatt-hours Revenues in Millions 2019 2018 2019 2018 Con Edison of New York Residential and Religious 2,415 2,410 $596 $623 Commercial and Industrial 2,460 2,415 421 453 Retail choice customers 5,979 6,276 507 557 Public Authorities 23 16 3 3 NYPA, Municipal Agency and other sales 2,387 2,569 132 128 Total Sales 13,264 13,686 $1,659 $1,764 Orange and Rockland Residential and Religious 397 377 $73 $74 Commercial and Industrial 196 198 26 30 Retail choice customers 685 697 40 44 Public Authorities 26 29 2 3 Total Sales 1,304 1,301 $141 $151 Regulated Utility Sales & Revenues Residential and Religious 2,812 2,787 $669 $697 Commercial and Industrial 2,656 2,613 447 483 Retail choice customers 6,664 6,973 547 601 Public Authorities 49 45 5 6 NYPA, Municipal Agency and other sales 2,387 2,569 132 128 Total Sales 14,568 14,987 $1,800 $1,915 32

Utility Sales and Revenues – Gas First Quarter ($ in millions) Gas – 1st Quarter Thousands of Dekatherms Revenues in Millions 2019 2018 2019 2018 Con Edison of New York Residential 27,306 27,319 $438 $392 General 14,425 14,421 178 155 Firm Transportation 35,308 34,791 253 261 Total Firm Sales and Transportation 77,039 76,531 869 808 Interruptible Sales 3,730 1,492 20 12 Transportation of Customer Owned Gas 25,464 23,233 16 16 Total Sales 106,233 101,256 $905 $836 Off-system Sales — 1 — — Orange and Rockland Residential 4,966 4,464 $69 $58 General 1,111 962 13 11 Firm Transportation 4,219 4,449 27 35 Total Firm Sales and Transportation 10,296 9,875 109 104 Interruptible Sales 1,051 1,143 2 2 Transportation of Customer Owned Gas 437 426 — — Total Sales 11,784 11,444 $111 $106 Off-system Sales — — — — Regulated Utility Sales & Revenues Residential 32,272 31,783 $507 $450 General 15,536 15,383 191 166 Firm Transportation 39,527 39,240 280 296 Total Firm Sales and Transportation 87,335 86,406 978 912 Interruptible Sales 4,781 2,635 22 14 Transportation of Customer Owned Gas 25,901 23,659 16 16 Total Sales 118,017 112,700 $1,016 $942 Off-system Sales — 1 — — 33

Utility Sales and Revenues – Steam First Quarter ($ in millions) Steam – 1st Quarter Millions of Pounds Revenues in Millions 2019 2018 2019 2018 Con Edison of New York General 327 338 $15 $16 Apartment House 2,576 2,712 82 84 Annual Power 5,654 5,947 208 216 Total Sales 8,557 8,997 $305 $316 34

Income Statement – 2019 First Quarter ($ in millions) CECONY O&R CEBs CET Other(a) Total Total operating revenues $3,039 $258 $217 $1 ($1) $3,514 Depreciation and amortization 334 21 58 — — 413 Other operating expenses 1,979 183 148 3 2 2,315 Total operating expenses 2,313 204 206 3 2 2,728 Operating income 726 54 11 (2) (3) 786 Other income (deductions) (7) (3) 1 25 (2) 14 Interest expense 183 10 46 5 3 247 Income before income tax expense 536 41 (34) 18 (8) 553 Income tax expense 124 9 (20) 5 (10) 108 Net income $412 $32 $(14) $13 $2 $445 Income attributable to non-controlling interest — — 21 — — $21 Net income for common stock $412 $32 $(35) $13 $2 $424 a. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Item 1 of the first quarter 2019 Form 10-Q. 35

Balance Sheet – As of March 31, 2019 ($ in millions) CECONY O&R CEBs CET Other(a) Total ASSETS Current assets $3,320 $245 $341 $8 $(133) $3,781 Investments 407 26 — 1,405 (6) 1,832 Net plant 35,817 2,236 4,081 17 1 42,152 Other noncurrent assets 4,578 375 1,929 14 405 7,301 Total assets $44,122 $2,882 $6,351 $1,444 $267 $55,066 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities $4,054 $362 $1,666 $9 $257 $6,348 Noncurrent liabilities 13,071 1,091 183 71 (132) 14,284 Long-term debt 13,678 694 2,166 500 (105) 16,933 Equity 13,319 735 2,336 864 247 17,501 Total liabilities and equity $44,122 $2,882 $6,351 $1,444 $267 $55,066 a. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Item 1 of the first quarter 2019 Form 10-Q. 36

Statement of Cash Flows – 2019 First Quarter ($ in millions) (a) CECONY O&R CEBs CET Other Total Net cash flows from/(used in) operating activities $395 $62 $22 $36 $(51) $464 Net cash flows from/(used in) investing activities (750) (58) (48) (35) 3 (888) Net cash flows from/(used in) financing activities (111) (39) (14) (3) 59 (108) Net change for the period (466) (35) (40) (2) 11 (532) Balance at beginning of period 818 52 126 2 8 1,006 Balance at end of period (b) $352 $17 $86 $— $19 $474 a. Includes parent company and consolidation adjustments. b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A in Item 1 of the first quarter 2019 Form 10-Q. Con Edison’s consolidated financial statements and the notes thereto are in Item 1 of the first quarter 2019 Form 10-Q. 37

List of Notes to 2019 First Quarter Form 10-Q Financial Statements Page A – Summary of Significant Accounting Policies and Other Matters 19 - 22 B – Regulatory Matters 22 - 25 C – Capitalization 26 D – Short-Term Borrowing 26 E – Pension Benefits 26 - 27 F – Other Postretirement Benefits 27 G – Environmental Matters 28 - 29 H – Other Material Contingencies 29 - 30 I – Leases 31 - 32 J – Income Tax 32 - 33 K – Financial Information by Business Segment 34 L – Derivative Instruments and Hedging Activities 34 - 37 M – Fair Value Measurements 37 - 39 N – Variable Interest Entities 39 - 41 O – New Financial Accounting Standards 41 38